UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

 Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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PetVivo Holdings, Inc.
(Name of Registrant As Specified in Charter)

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PetVivo Holdings, Inc.

12100 Singletree Lane

Suite 186

Eden Prairie, MN 55344

Dear Shareholders:

We are informing you that our Board of Directors unanimously along with our shareholders owning a majority of our outstanding common stock have approved the following two actions:

(i) the completion of our acquisition of Gel-Del Technologies, Inc., a Minnesota corporation (“Gel-Del”) incident to a Plan of Exchange to be filed with the Secretary of State of Nevada, after which Gel-Del will become a wholly-owned subsidiary of PetVivo Hldings, Inc. (“PetVivo”).

(ii) ratifying the appointment by the Board of Directors of two new directors, Dr. David B. Masters and Randall A. Meyer.

These actions were approved by written consent on the record date of April 10, 2015 by our Board of Directors and by shareholders owning a majority of our voting capital stock, in accordance with Nevada Revised Statutes. No stockholder meeting will be held in connection with the matters discussed in this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to rules under the Securities Exchange Act of 1934, as amended, these two corporate actions will not become effective until at least twenty (20) days after the date this Information Statement has been mailed to our shareholders.

Thank you for your continued support of and interest in PetVivo.

For the Board of Directors

By:	/s/ John Lai
John Lai Chief Executive Officer

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INFORMATION STATEMENT REGARDING

ACTIONS TAKEN BY WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS

PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

"We," "us," "our," “PetVivo” and the "Company" refers to PetVivo Holdings, Inc.., a Nevada corporation and its wholly-owned Minnesota subsidiary PetVivo Inc.

This Information Statement is being furnished to the shareholders of PetVivo Holdings, Inc. as of April 10, 2015 in connection with actions taken by written consent of holders of a substantial majority of the outstanding common shares of the Company. These corporate actions consist of (i) approving and adopting the acquisition of Gel-Del Technologies, Inc., a Minnesota corporation (“Gel-Del”) through a Plan of Exchange, and (ii) ratifying the appointment by our Board of Directors of two new directors.

On April 10, 2015, the Company obtained the approval of these two corporate actions by written consent of its stockholders comprising the record holders of a substantial majority of shares of our common stock. These two corporate actions will not become effective until at least twenty (20) days after the mailing of this Information Statement to our shareholders and the filing of the Plan of Exchange with the Secretary of State of Nevada.

The date on which this Information Statement will be sent to our shareholders will be on or about May 1, 2015.

All members of our Board of Directors have approved the Plan of Exchange with Gel-Del and the appointment of our two new directors; and shareholders owning a substantial majority of our outstanding common stock have approved these two proposed corporate actions. No other votes or consents are required or necessary.

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (612) 296-7305. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

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VOTE REQUIRED

Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to approve and effect these two corporate actions by this written consent. As of the record date of April 10, 2015 the Company had 7,700,314 shares of voting common stock issued and outstanding. The consenting stockholders who approved these written actions own an aggregate of 6,672,653 shares of common stock, which represents approximately 86.66 % of the voting rights associated with the Company’s shares of common stock. Each shareholder is entitled to one vote per share of common stock.

Under Nevada law, our shareholders are not entitled to any dissenting shareholder or appraisal rights relating to these two corporate actions.

PROPOSAL I

PLAN OF EXCHANGE TO ACQUIRE GEL-DEL

On April 10, 2015 our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved a Plan of Exchange with Gel-Del whereby through a stock exchange PetVivo will acquire all outstanding capital stock of Gel-Del in exchange for 4,150,000 shares of common stock of PetVivo. After this stock exchange is completed, Gel-Del will become a wholly-owned subsidiary of PetVivo, and PetVivo will then have 11,850,314 shares of common stock outstanding. This Plan of Exchange will become effective upon its filing with the Secretary of State of Nevada.

Gel-Del is a biomaterial and medical device development and manufacturing company with its offices and production facilities in St. Paul, Minnesota, and was founded in 1999 by its Chief Executive Officer, Dr. David B. Masters. Dr. Masters developed Gel-Del’s innovative proprietary biomaterials which simulate a body’s cellular tissue and thus can be readily and effectively utilized to manufacture implantable therapeutic medical devices. The chief advantage of Gel-Del’s biomaterials is their enhanced biocompatibility with living tissues throughout the body. Through this stock exchange, PetVivo will have acquired all Gel-Del’s technology and related patents and other intellectual property (IP) and production techniques, as well as Gel-Del’s modern and secure biomedical product manufacturing facilities in St. Paul, Minnesota.

This acquisition of Gel-Del by the Company was made pursuant to a Stock Exchange Agreement dated November 21, 2014, which contained certain conditions to be performed by both parties prior to the completion of this stock exchange business combination. As of April 10, 2015, all conditions were satisfied or waived by both parties. The shareholders of Gel-Del approved this Stock Exchange Agreement at a Gel-Del shareholder meeting duly held on March 25, 2015.

Reason For and Effect of Stock Exchange

A detailed description of the reason for, effect and terms of the Stock Exchange Agreement for this acquisition of Gel-Del is contained in our current report on Form 8-K filed with the Securities and Exchange Commission (SEC) on November 21, 2014, and the entire Stock Exchange Agreement was filed as Exhibit 10.1 to such Form 8-K report, which documents are incorporated by reference herein. These documents and any other documents and reports filed by the Company with the SEC can be accessed online at the SEC’s web site, www. sec.gov.

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Plan of Exchange

The Plan of Exchange for this business combination which will be filed with the Secretary of State of Nevada is as follows:

(i)	The Acquiring Entity is PetVivo Holdings, Inc., a Nevada corporation; and the Acquired Entity is Gel-Del Technologies, Inc., a Minnesota corporation;

(ii)	The Plan of Exchange shall become effective upon its filing with the Secretary of State of Nevada pursuant to Chapter 92A of Nevada Revised Statutes;

(iii)

All outstanding shares of common stock of Gel-Del shall be exchanged on a pro rata basis by Gel-Del shareholders for 4,150,000 shares of common stock of PetVivo. Gel-Del has no class of outstanding capital stock other than its common stock, and also has no issued or outstanding options, warrants or other rights capable of being exercised for or converted into its common stock;

(iv)	Upon effectiveness of the Plan of Exchange, Gel-Del will become a wholly-owned subsidiary of PetVivo;

(v)

Upon effectiveness of the Plan of Exchange, the Articles of Incorporation and Bylaws of PetVivo will continue to be in full force and effect, and the Board of Directors and executive officers of PetVivo shall continue to be those persons serving immediately prior to such effectiveness;

(vi)	The manner and basis of exchanging common stock of PetVivo for all outstanding common stock of Gel-Del shall be as follows:

Upon the effectiveness of the Plan of Exchange, and without any action on the part of any Gel-Del shareholder, all outstanding common stock of Gel-Del shall on a pro rata basis be converted into common stock of PetVivo on the Exchange Conversion Ratio of .6477 common share of PetVivo for each common share of Gel-Del, and upon completion of this stock exchange, all newly issued PetVivo common shares shall be legally and validly issued and fully paid and nonassessable; and

(vii)	No cash or other payment shall be made for any fractional shares resulting from this Plan of Exchange, but rather any fractional shares shall be rounded up or down to the nearest full share.

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PROPOSAL II

RATIFYING APPOINTMENT OF NEW DIRECTORS

On April 10, 2015, our Board of Directors appointed two new directors, Dr. David B. Masters and Randall A. Meyer, to serve until our next regular meeting of shareholders or until their successors are elected and shall qualify. Also on April 10, 2015, our majority shareholders, believing it to be in the best interests of the Company and its shareholders, adopted a resolution to ratify the appointment of these two new directors as of the effectiveness of the Plan of Exchange between PetVivo and Gel-Del.

David B. Masters, Ph.D. has been the Chief Executive Officer of Gel-Del since its founding by him in 1999. Dr. Masters is an entrepreneur, inventor, biochemist and biomaterials expert having reputable credentials from Rutgers, Harvard, University of Minnesota and Mayo Clinic. He has over 30 years extensive experience in biomaterials development, manufacturing and commercialization with more than twenty-five issued or pending patents.

Randall A. Meyer has been the Chief Operating Officer of Gel-Del for the past seven years. Mr. Meyer has over 25 years leadership experience in medical device development and commercialization with an emphasis on applying his extensive management expertise as a CEO, COO and Board Director to promote the successful growth of early stage medical technology companies.

Voting and Other Shareholder Rights

Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. Holders of our common stock have no cumulative voting rights. Holders of our common stock have no preemptive rights to purchase the Company's common stock or rights or interests therein such as options and warrants. There are no conversion rights or redemption or sinking fund provisions with respect to our common stock.

MANAGEMENT

All of the Company's directors hold office until the next regular meeting of our shareholders or until their successors are duly elected and qualified. The Company's officers are appointed by our Board of Directors and hold office until their earlier death, retirement, resignation or removal.

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SECURITY OWNERSHIP OF MANAGEMENT

AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information concerning the beneficial ownership of the Company's common stock as of April 10, 2015 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) each director and executive officer of the Company; and (iii) directors and executive officers of the Company as a group. As of April 10, 2015, there were 7,700,314 shares of common stock of the Company issued and outstanding:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	John Lai 12100 Singletree Lane Suite 186 Eden Prairie, Minnesota 55344	3,557,939 shares CEO and Director	46.21%

Common Stock	John F. Dolan 12100 Singletree Lane Suite 186 Eden Prairie, Minnesota 55344	843,894 shares (1) CFO, Secretary and Director	10.96%

Common Stock	Dr. David B. Masters 1000 Westgate Drive Suite 127 St. Paul, Minnesota 55114	1,460,645 shares (2) President, CTO and Director	18.97%

Common Stock	Randall Meyer 1000 Westgate Drive Suite 127 St. Paul, Minnesota 55114	810,175 shares (3) COO and Director	10.52%

Common Stock	Officers & directors as a group (4 persons)	6,672,653	86.66%

__________________

(1)	Mr. Dolan will also receive 345,628 shares of common stock incident to his pre-merger ownership of Gel-Del common stock.
(2)	Dr. Masters will also receive 2,246,377 shares of common stock of PetVivo incident to his pre-merger ownership of Gel-Del common stock.
(3)	Mr. Meyer will also receive 326,578 shares of common stock of PetVivo incident to his pre-merger ownership of Gel-Del common stock.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in these corporate actions which is not shared pro rata by all other shareholders of the Company.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only.

By Order of the Board of Directors

Dated: April 21, 2015	By:	/s/ John Lai
Chief Executive Officer and Director

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